     As filed with the Securities and Exchange Commission on June 19, 2002.
                                                 Registration No. 333-__________
================================================================================
                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                          ---------------------------

                                    FORM S-8

                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933

                         ---------------------------

                              HELEN OF TROY LIMITED
             (Exact name of registrant as specified in its charter)


            BERMUDA                                             74-2692550
(State or other jurisdiction of                              (I.R.S. Employer
 incorporation or organization)                             Identification No.)

                                 CLARENDON HOUSE
                                  CHURCH STREET
                                HAMILTON, BERMUDA
          (Address, including Zip Code, of Principal Executive Offices)

                              HELEN OF TROY LIMITED
                   1998 STOCK OPTION AND RESTRICTED STOCK PLAN
                            (Full title of the plan)

                               VINCENT D. CARSON
                             C/O HELEN OF TROY L.P.
                            ONE HELEN OF TROY PLAZA
                              EL PASO, TEXAS 79912
                    (Name and address of agent for service)

                                 (915) 225-8000
          (Telephone number, including area code, of agent for service)

                                 with a copy to:
                                 Daniel W. Rabun
                                Baker & McKenzie
                          2001 Ross Avenue, Suite 2300
                               Dallas, Texas 75201

                          ---------------------------

                         CALCULATION OF REGISTRATION FEE

====================================================================================================================
                                                           PROPOSED MAXIMUM    PROPOSED MAXIMUM
    TITLE OF SECURITIES TO BE          AMOUNT TO BE         OFFERING PRICE    AGGREGATE OFFERING      AMOUNT OF
          REGISTERED(1)                 REGISTERED           PER SHARE(2)          PRICE(2)        REGISTRATION FEE
    -------------------------          ------------        ----------------   ------------------   ----------------
  Common Stock, $.10 par value       3,000,000 Shares           $12.60            $37,800,000         $3,477.60
====================================================================================================================

(1) Shares of common stock of Helen of Troy Limited (the "Company"), $.10 par value per share (the "Common Stock"), being registered hereby relate to the Helen of Troy Limited 1998 Stock Option and Restricted Stock Plan (the "Plan"). Pursuant to Rule 416 promulgated under the Securities Act of 1933, as amended (the "Securities Act"), there are also being registered such additional shares of Common Stock as may become issuable pursuant to the anti-dilution provisions of the Plan.

(2) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) and (h) promulgated under the Securities Act on the basis of the average of the high and low sale prices of the Common Stock on June 13, 2002, as reported on the Nasdaq National Market System.

                           INCORPORATION BY REFERENCE


   The 3,000,000 shares of Common Stock being registered hereby shall be issued under the Plan, which was amended as of August 28, 2001, to increase the number of shares of Common Stock available for issuance under the Plan. Pursuant to Instruction E of Form S-8, the contents of the Company's Registration Statement on Form S-8 as filed with Securities and Exchange Commission on November 16, 1998, Registration No. 333-67349, are incorporated by reference herein.

Item 8.               Exhibits.

The following are filed as exhibits to this registration statement:

Exhibit No.           Description

 4.1 Memorandum of Association of the Company (incorporated herein by reference to Exhibit 3.1 to the Company's Registration Statement on Form S-4 filed with the Securities and Exchange Commission on December 30, 1993 (Reg. No. 33-73594)).

 4.2 Bye-Laws of the Company, as amended (incorporated herein by reference from Exhibit 3.2 to the Company's Registration Statement on Form S-4 filed with the Securities and Exchange Commission on December 30, 1993 (Reg. No. 33-73594)).

 4.3 Helen of Troy Limited 1998 Stock Option and Restricted Stock Plan (incorporated herein by reference from Exhibit
                      4.3 to the Company's Registration Statement on Form S-8 (Reg. No. 333-67349)).

 5                    Opinion of Conyers Dill & Pearman.*

10.1 First Amendment to Helen of Troy Limited 1998 Stock Option and Restricted Stock Plan.*

23.1                  Consent of Conyers Dill & Pearman  (See Exhibit 5).*

23.2                  Consent of KPMG LLP.*

24 Power of Attorney (included on the signature page of the Registration Statement).*

* filed herewith

                                   SIGNATURES


       Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of El Paso, State of Texas, on June 11, 2002.


                                       HELEN OF TROY LIMITED



                                       By: /s/ Gerald J. Rubin
                                           ------------------------------------
                                       Gerald J. Rubin
                                       Chairman of the Board, Chief Executive
                                       Officer and President (Principal
                                       Executive Officer)



                                POWER OF ATTORNEY

       Each person whose signature appears below hereby authorizes Gerald J. Rubin to file one or more amendments (including post-effective amendments) to this registration statement, which amendments may make such changes in this registration statement as each of them deems appropriate, and each such person hereby appoints Gerald J. Rubin as attorney-in-fact to execute in the name and on behalf of the Company and any such person, individually and in each capacity stated below, any such amendments to this registration statement.

       Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

                  NAME                                    TITLE                              DATE
                  ----                                    -----                              ----
/s/ Gerald J. Rubin
----------------------------------------
GERALD J. RUBIN                                   Chairman of the Board, Chief             June 11, 2002
                                                  Executive Officer, President, and
                                                  Director (Principal Executive
                                                  Officer)

/s/ Russell G. Gibson
----------------------------------------
RUSSELL G. GIBSON                                 Senior Vice-President, Finance, and      June 11, 2002
                                                  Chief Financial Officer (Principal
                                                  Financial and Accounting Officer)

/s/ Stanlee N. Rubin
----------------------------------------
STANLEE N. RUBIN                                  Director                                 June 11, 2002

/s/ Gary B. Abromovitz
----------------------------------------
GARY B. ABROMOVITZ                                Director                                 June 11, 2002

/s/ Christopher L. Carameros
----------------------------------------
CHRISTOPHER L. CARAMEROS                          Director                                 June 11, 2002

/s/ Byron H. Rubin
----------------------------------------
BYRON H. RUBIN                                    Director                                 June 11, 2002

/s/ Daniel C. Montano
----------------------------------------
DANIEL C. MONTANO                                 Director                                 June 11, 2002

                                  EXHIBIT INDEX

Exhibit No.           Description
-----------           -----------
 4.1                  Memorandum of Association of the Company (incorporated
                      herein by reference to Exhibit 3.1 to the Company's
                      Registration Statement on Form S-4 filed with the
                      Securities and Exchange Commission on December 30, 1993
                      (Reg. No. 33-73594)).

 4.2 Bye-Laws of the Company, as amended (incorporated herein by reference from Exhibit 3.2 to the Company's
                      Registration Statement on Form S-4 filed with the Securities and Exchange Commission on December 30, 1993
                      (Reg. No. 33-73594)).

 4.3                  Helen of Troy Limited 1998 Stock Option and Restricted
                      Stock Plan (incorporated herein by reference from Exhibit
                      4.3 to the Company's Registration Statement on Form S-8
                      (Reg. No. 333-67349)).

 5                    Opinion of Conyers Dill & Pearman.*

10.1 First Amendment to Helen of Troy Limited 1998 Stock Option and Restricted Stock Plan.*

23.1                  Consent of Conyers Dill & Pearman  (See Exhibit 5).*

23.2                  Consent of KPMG LLP.*

24 Power of Attorney (included on the signature page of the Registration Statement).*


* filed herewith